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                                                       Exhibit 23.1


The Board of Directors
Medialink Worldwide Incorporated:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG Peat Marwick LLP


New York, New York
October  15, 1996